Exhibit 23.2

CONSENT OF MORTEN BEYER & AGNEW, INC

We hereby consent to the reference to us appearing in Note 14 to Morgan Stanley’s condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 and to the incorporation by reference of that reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-22409

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-62374

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-25003

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-55972

Registration Statement No. 333-85148

Registration Statement No. 333-85150

MORTEN BEYER & AGNEW, INC

Bryson P. Monteleone

Vice President & CFO

July 11, 2003

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